                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant         [ ]

Filed by a Party other than the Registrant   [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement         [ ]   Confidential, for Use
                                                of the Commission Only
                                                (as permitted by Section
                                                14a-6(e)(2))
[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[X]   Soliciting Material Under Rule 14a-12

                               IKOS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           MENTOR GRAPHICS CORPORATION
                               FRESNO CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing party:

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      (4)   Date filed:

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
FOR IMMEDIATE RELEASE

             MENTOR GRAPHICS CORPORATION CALLS FOR A SPECIAL MEETING
                              OF IKOS STOCKHOLDERS

WILSONVILLE, OR - February 5, 2002 - Mentor Graphics Corporation (Nasdaq: MENT), today announced that on February 4, 2002, its wholly-owned subsidiary, Fresno Corporation, sent a letter to IKOS Systems, Inc. (Nasdaq: IKOS) calling for a special meeting of IKOS stockholders after receiving agent designations from IKOS stockholders which, together with shares owned by Fresno, represent approximately 11.8% of IKOS' outstanding shares. Pursuant to IKOS' bylaws, the board of directors of IKOS is obligated to schedule a special meeting between 120 and 130 days after IKOS receives Fresno's letter calling for the special meeting. At the special meeting, Fresno will ask IKOS stockholders to vote on proposals including the removal and replacement of the present members of the IKOS board of directors.

"The unwillingness of IKOS to accept our offer - despite the determination by the IKOS board of directors that our offer is superior to its agreement with Synopsys - leaves us no choice but to seek the removal of the IKOS board of directors," said Walden C. Rhines, chief executive officer of Mentor Graphics. "We even delivered IKOS a form of merger agreement that was also far superior to the Synopsys agreement. Again, the IKOS board of directors refused to do what was in the best interests of the IKOS stockholders. We need to put our offer to a referendum of the IKOS stockholders themselves by allowing them to vote on the removal of the existing directors and their replacement with our nominees. We expect these nominees will, subject to their fiduciary duties, terminate the inferior Synopsys agreement and take the steps necessary to accept our offer," Dr. Rhines concluded.

As announced on December 7, 2001, Mentor Graphics offered to acquire IKOS Systems for $11.00 in cash per share of IKOS common stock. The offer represents a premium of 37% over the Nasdaq closing price of IKOS stock on December 6, 2001 and a premium of 49.5% over IKOS' closing price on June 29, 2001, the last trading day before IKOS announced its proposed acquisition by Synopsys, Inc. (Nasdaq: SNPS). Furthermore, the offer represents a premium of 87% over the average closing price of IKOS stock for the thirty trading days ended December 6, 2001. In addition, Mentor Graphics' offer is subject to fewer conditions than the Synopsys proposal and can be consummated months earlier than the Synopsys proposal. Mentor Graphics' offer is not subject to any financing condition and is scheduled to expire at 12:00 Midnight, New York City time on Friday, February 8, 2002, unless extended.

IMPORTANT INFORMATION

Investors and security holders are urged to read any proxy statement regarding the proposed business combination described herein, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Mentor Graphics with the Commission at the Commission's web site at www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and these other documents may also be obtained for free from Mentor Graphics by directing a request to Ryerson Schwark, Mentor Graphics' Director of Public and Investor Relations, at (503) 685-1660.

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Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of IKOS stockholders of IKOS by Mentor Graphics is available in a Schedule 14A filed by Mentor Graphics with the Commission pursuant to Rule 14a-12 on February 5, 2002. Investors and security holders may obtain a free copy of the Schedule 14A at the Commission's web site at www.sec.gov.

ABOUT MENTOR GRAPHICS

Mentor Graphics Corporation (Nasdaq: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, Mentor Graphics reported revenues over the last 12 months of more than $600 million and employs approximately 3,000 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: www.mentor.com.

Mentor Graphics is a registered trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.

                                      # # #

CONTACTS

Mentor Graphics Corporation         The Abernathy MacGregor Group
Ryerson Schwark                     Chuck Burgess
Tel:  503-685-1660                  Jason Thompson
                                    Tel:  212-371-5999


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
                               Fresno Corporation
                             8005 S.W. Boeckman Road
                         Wilsonville, Oregon 97070-7777


                                February 4, 2002



BY REGISTERED MAIL, RETURN
RECEIPT REQUESTED

Ramon A. Nunez
President and Chief Executive Officer
IKOS Systems, Inc.
79 Great Oaks Blvd.
San Jose, California  95119

            Re:   Request for Special Meeting of Stockholders

Dear Ramon:

                  The undersigned designated agent (the "Designated Agent") hereby calls for a special meeting (the "Special Meeting") of the stockholders of IKOS Systems, Inc. (the "Company" or "IKOS"). In calling for the Special Meeting, the undersigned has acted as the Designated Agent of record holders (as of February 4, 2002) of more than 10% of the shares (including the shares owned by Fresno Corporation ("Fresno")) entitled to vote at the Special Meeting of the IKOS stockholders.

                  Pursuant to Section 2 of Article I of the IKOS bylaws (the "Bylaws") and Section D of Article Fifth of the IKOS certificate of incorporation (the "Certificate of Incorporation"), the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at a special meeting may call for a special meeting of stockholders upon written request to the President or Chief Executive Officer of the Company by registered mail.

                  The Designated Agent requests that the IKOS board of directors determine the date, time and place of, set a record date for, and give notice of, the Special Meeting of the Company's stockholders which must be held 120 days or, in any event, no later than 130 days after the receipt of this request pursuant to and in accordance with Section 2 of Article I of the Bylaws and Section D of Article Fifth of the Certificate of Incorporation. Copies of the agent designations appointing the undersigned as the Designated Agent empowered to take all action necessary to call for the Special Meeting for the purposes set forth herein, and to exercise any and all other rights of the stockholders incidental to calling for the Special Meeting, are attached hereto as Exhibit A.

                  The purposes of the Special Meeting are to allow the IKOS stockholders to consider proposals by Fresno to (1) remove all of the six members of the Company's current board of directors; (2) elect six new directors to be nominated by Fresno to fill the vacancies on


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
the Company's board of directors resulting from the removal of the incumbent directors; and (3) repeal any provisions of the Bylaws adopted by the Company's board of directors subsequent to the last public filing of the Bylaws. Subject to and in accordance with their fiduciary duties following their election to the Company's board of directors, Fresno anticipates that its director nominees will support Fresno's offer to acquire all outstanding shares of IKOS stock.

                  Please acknowledge receipt of this letter by providing the information requested below and return the receipt acknowledgement to the undersigned at the address set forth above. In addition, please advise the undersigned immediately of all actions taken by IKOS or the Company's board of directors in response to the call for the Special Meeting pursuant to this letter.

                                    Very truly yours,

                                         /s/ Gregory K. Hinckley

                                    Name:  Gregory K. Hinckley
                                    Title:      Designated Agent



Receipt Acknowledged:


-------------------------------
IKOS Systems, Inc.
By:
   ----------------------------

Date:
     --------------------------

Time:
     --------------------------



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
INFORMATION REGARDING PARTICIPANTS:

Mentor Graphics Corporation ("Mentor Graphics") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition (the "Proposed Acquisition") of IKOS Systems, Inc. (the "Company") by Mentor Graphics through its wholly-owned subsidiary, Fresno Corporation ("Purchaser"). The participants in the solicitation include the following officers of Mentor Graphics:

-        Walden C. Rhines, Chairman of the Board and Chief Executive Officer;

-        Gregory K. Hinckley, President and Chief Operating Officer;

-        Dean Freed, Vice President, General Counsel and Secretary;

-        Dennis Weldon, Treasurer; and

-        Ryerson Schwark, Director of Public and Investor Relations.

As of the date of this filing, Mentor Graphics is the beneficial owner of 841,600 shares of the Company's common stock, all of which are owned by Purchaser. None of the foregoing participants beneficially owns any common stock of the Company. To the knowledge of Mentor Graphics and Purchaser, none of the foregoing participants has any material interest, direct or indirect, by security holdings or otherwise, in the Company.


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